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                                                                   Exhibit 10.24

Heller Equity Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
312-441-7000

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Heller Equity Capital Corporation

                                       January 27, 1998


Career Education Corporation
2800 West Higgins Road
Hoffman Estates, Illinois 60195
Attention: John M. Larson, Chairman
and Chief Executive Officer

Ladies and Gentlemen:

     The purpose of this letter is set forth the agreement of Career Education Corporation (the "Company") and Heller Equity Capital Corporation ("Heller") regarding representation of Heller on the Company's Board of Directors (the "Board") following an initial public offering by the Company of its common stock, $0.01 par value per share, pursuant to a registration statement on Form S-1, Registration No. 333-38545 filed with the U.S. Securities Exchange Commission (the "IPO"), and certain related matters.

     1.  Heller Directors.  Subject to approval by the Company's stockholders,
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in connection with the IPO, the Company agrees that Article V of the Company's
Amended and Restated Certificate of Incorporation (the "Certificate") as filed with the secretary of the State of Delaware prior to the consummation of the IPO shall designate a person nominated by Heller for one (1) Class I director's position (the "Heller I Director") and an additional person nominated by Heller for one (1) Class III director's position (the "Heller III Director") on the Company's initial post-IPO board of directors. (Collectively, the Heller I Director and the Heller III Director are sometimes referred to herein as the "Heller Directors.") Heller hereby designates Patrick K. Pesch as the initial Heller I Director and Thomas B. Lally as the initial Heller III Director. Subject to Sections 3 and 5 below, for each annual meeting at which the term of any Heller Director expires, the Company shall (a) cause such Heller Director (or any replacement therefor designated in writing by Heller prior to the last day for nomination by stockholders of directors for consideration at such meeting, as set forth in the Company's By-laws) to be nominated for the term applicable to the Class of the Heller Director proposed for re-election at such meeting, (b) solicit proxies ("Management Proxies") from the Company's stockholders to vote in favor of the election of such Heller Director, (c) cause the shares represented by Management Proxies which are duly executed and returned to the Company to appear for purposes of a quorum at such annual meeting and (d) vote the shares represented by such Management Proxies which are duly executed and returned to the Company in favor of such Heller Director. Notwithstanding the foregoing, the Company shall not be required to vote any Management
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Proxy in favor of a Heller Director where (i) stockholder granting such
Management Proxy appears at such meeting to vote or otherwise revokes such Management Proxy or (ii) where the stockholder granting such Management Proxy withholds authority to vote for the election of the Heller Director. Whenever a person then designated as a Heller Director shall cease to serve as a director of the Company for any reason prior to the expiration of the term for which such Heller Director was elected, the Company shall cause the resulting vacancy (and the resulting vacancies in committees of the Board of Directors) to be filled by another person designated by Heller for the remainder of the term of the Heller Director who ceased to serve as a director.

     2.  Committees.  At all time during the tenure of one or more Heller
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Directors on the Board of Directors of the Company, the Company shall cause a
Heller Director to be appointed to each of the audit and compensation committees, and the nominating committee (if established as Board), of the Board of Directors (and any successor committees). Notwithstanding the foregoing, if a Heller Director appointed to the compensation committee of the Board of Directors fails at any time to qualify as an "outside director," as defined in the regulations promulgated by the Internal Revenue Service under Section 162
(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, then, to the extent of stock option and other compensation awards to any of the Company's executive officers are intended to qualify as "performance-based" compensation under Section 162 (m), such Heller Director will excuse himself from any determinations with respect to such awards and will not be considered part of the compensation committee for purposes thereof.

     3.  Reduction in Number of Heller Directors.  Notwithstanding any provision
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of Sections 1 or 2 to the contrary, in the event that Heller and its Approved
Transferees (as defined in paragraph 6 below), if any, cease to own, collectively, securities representing (or converting into other securities representing) at least 25% of the aggregate voting power of the Company's outstanding capital stock, the rights of Heller pursuant to Sections 1 and 2
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shall terminate with respect to the Heller Director whose then current term is the later to expire following the date on which Heller's ownership falls below such 25% threshold; provided, that such Heller Director shall serve out the
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balance of his or her then current term on the Board of Directors in accordance with the Certificate and the Company's current term on the Board of Directors in accordance with the Certificate and the Company's By-Laws. Following any such termination, Heller's rights hereunder with respect to the remaining Heller Director shall remain in full force and effect, subject only to termination in accordance with Section 5 below.
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     4.  Heller Representative. So long as this Agreement remains in effect,
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Heller shall also have the right to have one other person (as such person may be designated or redesignated from time to time, the "Heller Representative") present (whether in person or by telephone) at all meetings of the Company's Board of Directors and at all meetings of committees thereof which are attended by a Heller Director. The Heller Representative shall not be entitled to vote at any such meetings. The Company shall send to the Heller Representative all of the notices, information and other materials that are distributed to


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directors of the Company at the same time, and in the same manner, as the same are distributed to the directors of the Company. The Heller Representative will be subject to the Company's insider trading and similar policies and will execute reasonable confidentiality and other agreements intended to protect the interests of the Company and the Board of Directors.


     5.  Termination.  Upon Heller and its Approved Transferees, if any, ceasing
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to own, collectively, securities representing (or convertible into other securities representing) at least 10% of the aggregate voting power of the Company's outstanding capital stock, this Agreement will terminate, and Heller and its Approved Transferees, if any, will have no continuing rights hereunder.

     6.  General.  The agreement set forth in this letter will be governed and
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enforced in accordance with the laws of the State of Delaware, without having effect to that State' principles of conflicts of laws. The rights granted to Heller hereunder may not be assigned, transferred or sold in connection with the sale of voting securities of the Company, other than Heller Financial, Inc., a Delaware corporation ("HFI"), or to a wholly-owned subsidiary of Heller or HFI (collectively, the "Approved Transferees"), but shall be solely for the benefit of Heller (or any Approved Transferee in the event of a transfer thereto) so long as Heller and its Approved Transferees hold, collectively, not less than the requisite amount of such securities described in Section 5 above.
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     7.  This letter agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                            [Signature page follows]


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     The Company's execution of this letter will confirm its acceptance of this letter as the agreement between the Company and Heller regarding the matters set forth herein.

                                       Very truly yours,

                                       HELLER EQUITY CAPITAL CORPORATION

                                       By: /s/ Patrick Pesch
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                                       Name: Patrick Pesch
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                                       Title: Senior Vice President
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Accepted and agreed to as of the date of this letter.

CAREER EDUCTION CORPORATION


By: /s/ William A. Klettle
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Name: William A. Klettle
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Title: Senior Vice President CEO
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